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                                                                    Exhibit 99.1

[LOGO]CRESTLINE                                                    PRESS RELEASE
      ---------
      CAPITAL                                              Immediate Release
                                      Contacts:  Heather Scanlon  (240) 694-2067
                                                 Crestline Capital Corporation
                                                 Greg Larson      (301) 380-2076
                                                 Host Marriott Corporation

             HOST MARRIOTT AND CRESTLINE CAPITAL JOINTLY ANNOUNCE
           EXECUTION OF A DEFINITIVE AGREEMENT FOR THE PURCHASE AND
                            SALE OF LESSEE ENTITIES

     BETHESDA, MD, November 14, 2000 - Host Marriott Corporation (NYSE: HMT) and Crestline Capital Corporation (NYSE: CLJ) today announced that they had reached a definitive agreement for the purchase and sale of the entities owning the lease rights to Host Marriott's portfolio of full-service hotels. The purchase and sale transaction will generally transfer ownership of those lessee entities currently owned by Crestline Capital to a subsidiary of Host Marriott for total consideration of $205 million, the proceeds of which will be paid entirely in cash.

     Mr. Christopher J. Nassetta, Host Marriott president and chief executive officer, stated, "The consummation of this transaction, which is permitted as a result of the passage of the REIT Modernization Act, will simplify our corporate structure and enable us to better control our portfolio of premier full-service hotels. Further, the transaction is expected to be accretive to 2001 FFO per share by $.06 to $.07."

     Bruce D. Wardinski, Crestline Capital chairman of the board, president and chief executive officer added, "While these leases have been profitable for Crestline, they are more appropriately held by the owner of the hotel. The final purchase price is consistent with our full-year 2000 estimated leakage, which is lower than prior expectations."

     Mr. Wardinski continued, "We will use the cash proceeds to continue implementing our dual strategy of growing our hotel management business and purchasing our stock. A significant portion of the proceeds from the transaction will be deployed to fund a tender offer for our common stock in the first quarter of 2001. Details on the tender offer will be announced in the coming months."

                                    -more-

           6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817 240-694-2000 FAX 240-694-2099 www.crestlinecapital.com

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[LOGO]CRESTLINE
      ---------                                                    PRESS RELEASE
      CAPITAL


     The transaction, which is subject to normal closing conditions, is expected to close at the beginning of 2001. The REIT Modernization Act, which was passed on December 17, 1999 and takes effect on January 1, 2001, in part allows lodging REITs to lease their hotels to subsidiaries of the REIT.

About the companies

     Host Marriott Corporation is a lodging real estate company which owns 122 upscale and luxury full-service hotel properties primarily operated under Marriott, Ritz-Carlton, Four Seasons, Hyatt, Hilton and Swissotel brand names. For further information on Host Marriott Corporation, please visit the Company's website at www.hostmarriott.com.
           --------------------

     Crestline Capital Corporation, parent company of Crestline Hotels & Resorts, is the nation's largest independent hotel leasing company, majority owner of an upscale extended-stay hotel portfolio, and owner of one of the nation's premier senior living community portfolios. Additional information about Crestline Capital Corporation is available at the company's web site.

Note: Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of Host Marriott or Crestline Capital to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living communities; (ii) the level of rates and occupancy that can be achieved by such properties; (iii) the ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (v) the availability and terms of financing; (vi) governmental actions and initiatives including the REIT Modernization Act; and
(vii) changes to the public pay systems for medical care and the need for compliance with environmental licensure and safety requirements. Although the Companies believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, they can give no assurance that their expectations will be attained or that any deviations will not be material. The Companies undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                    -more-

           6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817 240-694-2000 FAX 240-694-2099 www.crestlinecapital.com

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